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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: July 23, 2004
Date of earliest event reported: July 22, 2004

Plains All American Pipeline, L.P.
(Name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-14569 (Commission File Number)	76-0582150 (I.R.S. Employer Identification No.)
333 Clay Street, Suite 1600 Houston, Texas 77002 (713) 646-4100 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
N/A (Former name or former address, if changed since last report.)

Item 5. Other Events

        On July 22, 2004, Plains All American Pipeline, L.P. (the "Partnership") entered into an underwriting agreement with Citigroup Global Markets Inc., Lehman Brothers Inc., Wachovia Capital Markets, LLC, A.G. Edwards & Sons, Inc., Goldman, Sachs & Co., UBS Securities LLC, RBC Capital Markets Corporation, Friedman, Billings, Ramsey & Co., Inc. and Sanders Morris Harris Inc. in connection with the sale by the Partnership of 4,500,000 common units of the Partnership. The underwriters were also granted an option to purchase up to an additional 468,000 Common Units.

Item 7. Financial Statements and Exhibits

  (c)
  Exhibits

1.1	Underwriting Agreement dated July 22, 2004 by and among Plains All American Pipeline, L.P., Plains AAP, L.P., Plains All American GP LLC, Plains Marketing, L.P., All American Pipeline, L.P., Plains Marketing GP Inc., Citigroup Global Markets Inc., Lehman Brothers Inc., Wachovia Capital Markets, LLC, A.G. Edwards & Sons, Inc., Goldman, Sachs & Co., UBS Securities LLC, RBC Capital Markets Corporation, Friedman, Billings, Ramsey & Co., Inc. and Sanders Morris Harris Inc.
5.1	Legal Opinion of Vinson & Elkins L.L.P.
8.1	Opinion of Vinson & Elkins L.L.P. as to certain tax matters.
23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).
99.1	Press Release issued by the Partnership dated July 23, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.
Date: July 22, 2004	By:	Plains AAP, L.P., its general partner
	By:	Plains All American GP LLC, its general partner
	By:	/s/ TIM MOORE
	Name:	Tim Moore
	Title:	Vice President

EXHIBIT INDEX

Exhibit No.	Description
1.1
Underwriting Agreement dated July 22, 2004 by and among Plains All American Pipeline, L.P., Plains AAP, L.P., Plains All American GP LLC, Plains Marketing, L.P., All American Pipeline, L.P., Plains Marketing GP Inc., Citigroup Global Markets Inc., Lehman Brothers Inc., Wachovia Capital Markets, LLC, A.G. Edwards & Sons, Inc., Goldman, Sachs & Co., UBS Securities LLC, RBC Capital Markets Corporation, Friedman, Billings, Ramsey & Co., Inc. and Sanders Morris Harris Inc.
5.1	Legal Opinion of Vinson & Elkins L.L.P.
8.1	Opinion of Vinson & Elkins L.L.P. as to certain tax matters.
23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).
99.1	Press Release issued by the Partnership dated July 23, 2004.

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX